Exhibit 99

For release: February 14, 2007

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC to Pay 18 Cents Per Share Dividend

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation’s oldest long-term health care companies, announced today that it will pay a quarterly dividend of 18 cents per common share to shareholders of record on March 30 and payable on June 1, 2007.

NHC operates for itself and third parties 73 long-term health care centers with 9,069 beds. NHC also operates 30 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC’s other services include managed care specialty medical units, Alzheimer’s units, hospice and a rehabilitation services company. Other information about the company can be found on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHC’s best judgment as of the date of this release.